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Exhibit 10.46.4

SEPARATION AGREEMENT

        This Separation Agreement ("Agreement") is made between Ask Jeeves, Inc. ("the Company") and George Lichter ("Executive").

RECITALS

        WHEREAS, Executive has been employed by the Company as its President of the International division;

        WHEREAS, the Company will no longer require Executive's services;

        WHEREAS, the rights and obligations upon involuntary termination of Executive's employment without cause are set forth in various agreements to which Executive and the Company are parties, and which Executive and the Company now wish to supercede and replace with this Agreement as set forth herein; and

        THEREFORE, in consideration for the promises and benefits described below, the Company and Executive (the "Parties") agree as follows:

AGREEMENTS

I.    Agreements of the Company

        A.    Executive's employment with the Company shall terminate on January 31, 2002 ("Termination Date"), which means that:

          1.    Executive ceases to earn any compensation after the Termination Date;

          2.    Executive's participation in all employee benefits terminates at close of business on the Termination Date, except that Executive and/or his dependents may elect to continue coverage under the Ask Jeeves, Inc. group health benefit plans for a period thereafter pursuant to the terms and conditions of the federal law known as COBRA;

          3.    The time period during which Executive must exercise his vested option shares (90 days post-termination) commences on the Termination Date; and

          4.    The Company shall pay to Executive, on the Termination Date, all wages earned by Executive through the Termination Date, including any remaining accrued but unused paid vacation time, subject to applicable withholdings and deductions.

          5.    The Company shall pay to Executive, within 30 days from Termination Date, all business-related expenses, in compliance with the Company's policy.

        B.    Provided that this Agreement becomes effective and enforceable, the Company shall provide the following to Executive:

          1.    Within seven (7) days of the Effective Date of this Agreement; a lump sum payment in a gross amount equal to six (6) months of salary (which gross amount equals $137,500.08), subject to applicable tax and related withholdings, and subject to the additional withholdings authorized by Section II.B., below, and the offset authorized by Section II.C., below;

          2.    On the Effective Date of this Agreement, accelerate the vesting of each of Executive's options, outstanding as of the Termination Date, by the number of shares that would have vested

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  over a six (6) month period of active employment, from the Termination Date, pursuant to a monthly vesting schedule;

          3.    On the Effective Date of this Agreement, forgive two hundred twenty thousand one hundred sixty-seven dollars and eighty-five cents ($220,167.85), which is equal to 50% of the total debt owed by Executive as of November 30, 2001, pursuant to Executive's loan obligations to the Company as follows:

	Note Balance	Interest thru 11/30/01	Total
Promissory Note dated 6/23/99 & Amendment dated June 20, 2001	100,000.00	16,229.17	116,229.17
Promissory Note dated 4/13/00 & Amendment dated June 20, 2001	200,000.00	24,387.78	224,387.78
Promissory Note dated 10/5/00	75,000.00	3,468.75	78,468.75
Agreement executed 6/27/01	21,250.00		21,250.00

	396,250.00	44,085.70	440,335.70

          4.    For a six-month coverage period beginning February 1, 2002 and ending July 31, 2002 (the "Benefits Period"), the Company will pay for continuation of Executive's existing coverage under the Company's group medical, dental and/or vision group plans for Executive and for his eligible dependents, provided and to the extent that Executive and/or his eligible dependents elect to continue coverage under the Company's medical, dental and/or vision group plans in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). For the duration of the Benefits Period, the Company will pay the full COBRA premiums due. After the Benefits Period ends, Executive and/or his dependents may continue group medical, dental and/or vision plan coverage by paying the full amount of premiums due in accordance with COBRA.

II.    Agreements of Executive

        A.    Executive's employment with the Company shall terminate on the Termination Date, and his participation in all employee benefits shall terminate on such date except as described in Section I.A.2., above, provided that Executive and/or his dependents comply with the terms and conditions of COBRA. Executive represents and warrants that, as of the Effective Date of this Agreement, he has received all wages earned and owed to him through the Termination Date.

        B.    Executive understands that the amount forgiven pursuant to Section I.B.3., above, is imputed taxable income to Executive, and is subject to applicable tax and related withholdings, which amount of tax and related withholdings shall be deducted from the total net amount to be paid to Executive pursuant to Section I.B.1.

        C.    The Company shall apply the total net amount to be paid to Executive pursuant to Section I.B.1., above, after offset of the tax and related withholdings described in Section II.B., above, to the remaining amounts that Executive owes to the Company under the loans described in, and after the forgiveness provided by, Section I.B.3., above ("Remaining Loan Debt").

        D.    Executive understands that the amount owed to Executive from the Company as a result of the Ask Jeeves en Español dissolution distribution (the "AJEE Distribution") is imputed taxable income to Executive, subject to applicable tax and related withholdings, and is subject to the Company receiving a signed copy of the Third Amendment to Incentive Agreement and Release from Executive, attached hereto as Attachment B. Provided that this Agreement becomes effective and enforceable, and after applicable tax and related withholdings, the Company shall apply the total net amount it owes to

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Executive (from a gross amount owed of $284,501.00), as a result of the AJEE Distribution, to the Remaining Loan Debt.

        E.    Executive hereby fully and forever releases and waives any and all claims against the Company and its parent, subsidiary and affiliated companies, predecessors and successors thereto including but not limited to Ask Jeeves, Inc. (together the "Company"), as well as the Company's officers, directors, agents, employees, affiliates, representatives, shareholders and assigns, from any and all claims, actions, charges, complaints, grievances and causes of action of whatever nature, whether now known or unknown, which exist or may in the future exist arising from or relating to events, acts or omissions prior to the Effective Date of this Agreement; Executive's employment with the Company and the termination thereof, including but not limited to: claims of breach of contract, breach of the covenant of good faith and fair dealing, wrongful termination, violation of public policy, fraud, intentional or negligent misrepresentation, defamation, personal injury, infliction of emotional distress, and claims under Title VII of the 1964 Civil Rights Act, the Equal Pay Act of 1963, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Employee Retirement Income Security Act of 1974, the Family Medical Leave Act, and any other local, state and federal laws and regulations relating to employment, except any claim that Executive may have with respect to:

          1.    unemployment or any state disability insurance benefits pursuant to the terms of applicable state law;

          2.    workers' compensation insurance benefits under Division 4 of the California Labor Code and any worker's compensation insurance policy or fund of the Company;

          3.    continue participation in certain of the Company's group benefit plans pursuant to the federal law known as COBRA, and

          4.    rights under existing stock option and/or stock purchase agreement(s) with the Company as said agreement(s) are modified by this Agreement.

          Executive understands and agrees that if, hereafter, he discovers facts different from or in addition to those which he now know or believe to be true, that the waivers and releases of this section II.E. shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of such fact. Executive fully and forever waives any and all rights and benefits conferred upon him by the provisions of Section 1542 of the Civil Code of the State of California, which states as follows (parentheticals added):

      A general release does not extend to claims which the creditor [i.e., Executive] does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor [i.e., the Company].

        F.    Executive shall, at all times in the future, remain bound by the Confidential Information and Invention Assignment Agreement ("CIIA"), dated May 20, 1999. Executive represents and warrants that he has returned all company property and documents as required by Section 5 of the CIIA.

        G.    Executive understands and agrees that in order for the Company to pay the COBRA premiums described in Section I.B.4 on his behalf, Executive must first complete, sign and return the COBRA Election Form (for himself and his eligible dependents) that he will receive from Company's benefits carrier following his separation. Upon the conclusion of the Benefit Period, Executive is responsible for all timely payments of COBRA premiums due in order to continue health plan coverages for himself and his dependents.

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III.  Agreements and Acknowledgements of the Parties

        A.    Stock/Options.    A copy reflecting the status of Executive's options with the Company, inclusive of the accelerated vesting pursuant to Section I.B.2. is attached hereto as Attachment A. Except for such accelerated vesting, all other terms and conditions applicable to each of Executive's outstanding options remain in effect, including the time period during which Executive must exercise his vested option shares (90 days post-termination, which would be no later than May 1, 2002). It is Executive's responsibility to review each of his stock option agreements to ensure he understands and complies with all such terms and conditions.

        B.    Status of the AJEE Distribution.    The Parties acknowledge that, after the distribution described in Section II.D., above, there may be an additional distribution from the AJEE dissolution in the approximate amount, before taxes, of $5000, upon the Company's receipt of final proceeds from AJEE. The Company anticipates finalizing the distribution to Executive by February 28, 2002 but in any event, this additional distribution to Executive shall occur no later than March 31, 2002.

        C.    Purchase Price Adjustment.    The Parties agree that, pursuant to Internal Revenue Code Section 108(e)(5), a reduction in purchase price of Executive's early exercise of 30,000 shares of Company option from $300,000 to $200,000, was appropriate, and therefore a reduction in taxable income of $100,000 was taken for purposes of calculating income taxes owed by Executive on the loan forgiveness described in Section I.B.3., above.

        D.    Equity distribution of Ask Jeeves UK ("AJUK").    The January 2, 2001 Incentive Agreement between the Company and Executive (the "Incentive Agreement") shall survive in a limited form, that is, it shall survive solely as to the equity grant in section 2.2 therein with respect to the equity distribution of AJUK due to Executive, the Voting Rights Agreement in section 2.5 and any other provisions of the Incentive Agreement related to grant and distribution of the AJUK equity only. The Grant Deadline as it relates to AJUK under the Incentive Agreement shall be extended to the earlier of March 31, 2002, or 30 days following the closing date of an acquisition by Company of all of the assets of AJUK.

        E.    Equity distribution of Ask Jeeves Japan ("AJJ").    The equity distribution of AJJ due to Executive pursuant to the Incentive Agreement shall be deemed to be finally resolved pursuant to the Ask Jeeves International Deferred Compensation Agreement and the Trust Agreement under the Ask Jeeves International Deferred Compensation Agreement, attached hereto as Attachment C1 and C2, respectively, and which is a condition of this Agreement.

        F.    No Disparagement.    Neither of the Parties shall make any negative or disparaging statements or comments about the other to any third party, either as fact or as opinion. Executive agrees that this means and includes statements or comments about the Company's business, technologies, market position, employees, consultants, partners, joint venturers, customers, performance, services and other similar information concerning the Company, its operations or plans.

        G.    Severability.    If any provision, or portion of a provision, of this Agreement is, for any reason, held to be unenforceable, that such unenforceability will not affect any other provision, or portion of a provision, of this Agreement and this Agreement shall be construed as if such unenforceable provision or portion had never been contained herein.

        H.    Assignment.    This Agreement shall not be assignable by either Executive or the Company without the express written consent of the other, except that (1) Executive may assign his financial interest to his spouse or children, or a trust created for their benefit, or (2) Company may assign this Agreement in the case of a merger or acquisition of or by the Company.

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        I.    Voluntary Execution of Agreement.    This Agreement is the result of negotiations between Executive and the Company and it is executed by each without duress, knowingly and voluntarily, and with full appreciation of the rights and obligations being created and/or waived herein.

        J.    Time to Consider & Revoke this Agreement.    Executive may have twenty-one (21) days after his receipt of this Agreement within which he may review and consider, and should discuss with an attorney of his own choosing, and decide whether or not to sign this Agreement. In addition, for the period of seven (7) days after Executive signs this Agreement, he may revoke it by delivering a written notification of his revocation, no later than the seventh day, to:

    Ask Jeeves, Inc.
    Attention: Christine M. Davis, VP and Corporate Controller
    5858 Horton Street, Suite 350
    Emeryville, CA 94608
    Facsimile: (510) 985-7507

        K.    The Effective Date of this Agreement shall be the eighth day after Executive has signed it, provided that Executive has delivered it to the Company and has not revoked it during the seven days after he signed it, and provided that Executive has signed and returned to the Company, the following:

          1.    the Third Amendment to Incentive Agreement and Release, relating to the dissolution of Ask Jeeves en Español dissolution and attached hereto as Attachment B; and

          2.    the Ask Jeeves International Deferred Compensation Agreement, attached hereto as Attachment C1.

        L.    Modification & Entire Agreement.    This Agreement may not be modified or changed, in whole or part, except by another written agreement signed by Executive and the Chief Executive Officer of the Company. This Agreement contains the entire agreement between the Parties with respect to the subject matters covered and referred to herein, and it supersedes any and all previous oral or written agreements between them except the following which shall remain in full force and effect:

          1.    the CIIA;

          2.    the documents evidencing Executive's loan obligations to the Company, described in Section I.B.3.;

          3.    Executive's existing stock option and/or stock purchase agreement(s) with the Company, as said agreement(s) are modified by this Agreement;

          4.    the agreements referenced in Section III.K., above, and

          5.    The Incentive Agreement, but only to the extent detailed in Section III.D., above.

Executive:
Dated: 2/4, 2002		/s/ GEORGE LICHTER George Lichter
Dated: 2/6, 2002		Ask Jeeves, Inc. ("the Company"):
	By:	/s/ CHRISTINE M. DAVIS

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ATTACHMENT A
TO
SEPARATION AGREEMENT
BETWEEN
ASK JEEVES, INC. AND GEORGE LICHTER:

GEORGE LICHTER SUMMARY OF OPTIONS AND ACCELERATION
AS OF 1/31/02

Attachment A to George Lichter Separation Agreement

George Lichter
Summary of Options and Acceleration
as of 1/31/02

				I		II	III	I + II + III
					Shares vesting			Cumulative Vested excldg Sales
	Strike Price		Vesting Term
		Shares		Vested	monthly	6 mos	Exercised
5/21/1999	$10.00	100,000	4 yrs	66,666	2,083	12,500	(30,000)	49,166
10/1/1999	$32.9375	91,667	4 yrs	51,562	1,910	11,458		63,020
10/1/1999	$32.9375	1,000	At grant	1,000	—	—		1,000
6/19/2000	$18.50	90,000	2 yrs	—	3,750	22,500		22,500
3/12/2001	$1.6250	250,000	2 yrs	166,666	10,417	62,500		229,166
9/7/2001	$0.86	20,000	2 yrs	11,250	833	5,000		16,250

		552,667		297,144	18,993	113,958	(30,000)	381,102

ATTACHMENT B
TO
SEPARATION AGREEMENT
BETWEEN
ASK JEEVES, INC. AND GEORGE LICHTER:

THIRD AMENDMENT TO INCENTIVE AGREEMENT AND RELEASE

THIRD AMENDMENT TO INCENTIVE AGREEMENT AND RELEASE

        This THIRD AMENDMENT TO INCENTIVE AGREEMENT AND RELEASE ("Third Amendment") is dated as of February 4, 2002 by and between Ask Jeeves, Inc., a Delaware corporation (the "Company") and George Lichter, an individual ("Employee"). Capitalized terms used herein but not defined have the definitions set forth in that certain Incentive Agreement dated as of January 2, 2001 by and between the Company and Employee (the "Incentive Agreement").

Recitals

        WHEREAS, the Company and Employee entered into the Incentive Agreement pursuant to which, in part, Employee is to receive the Joint Venture Equity Transfers, each subject to the consent of the Company's joint venture partners;

        WHEREAS, the Company and Employee entered into two Amendments to the Incentive Agreement dated June 18, 2001 and August 30, 2001, respectively whereby the Grant Deadline was extended;

        WHEREAS, the Company and Univision Communication, Inc ("Univision"), its joint venture partner in Ask Jeeves en Espanõl ("AJEE") are in the process of terminating the joint venture prior to the Joint Venture Equity Transfer relating to AJEE (the "AJEE Equity Transfer");

        WHEREAS, the Company and Employee desire to amend the Incentive Agreement as it relates to the AJEE Equity Transfer upon the terms and conditions set forth in this Third Amendment in lieu of any and all rights to an equity interest in AJEE; and

        WHEREAS, the Company and Employee desire to further extend the Grant Deadline.

        NOW THEREFORE, in consideration of the premises, and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Third Amendment, intending to be legally bound, hereby agree as follows:

        1.    Cash Payment.    In lieu of any and all rights to receive to the AJEE Equity Transfer, upon the dissolution and liquidation of AJEE, Employee shall receive out of the cash distributed to Ask Jeeves International, Inc. ("AJI") or its successor entity, 0.95% of the sum of (a) the total value of the assets, including cash, of AJEE remaining for distribution to the members of AJEE after liquidation and dissolution, plus (b) the value of the advertising credits assigned by AJEE to AJI under that certain Assignment and Assumption Agreement and Amendment to Promotional Services Agreement dated as of October 30, 2001 (the "PSA Amendment"), which for purposes of this Third Amendment shall be deemed to be three million dollars ($3,000,000). Payment shall be made to Employee within two (2) business days after receipt by AJI or any successor entity of a distribution from AJEE.

        2.    Extension of Grant Deadline.    The Grant Deadline as it relates to Ask Jeeves UK and Ask Jeeves Japan shall be extended to January 31, 2002.

        3.    Waiver and Releases.

          (a)    Release of all Claims.    Effective as of the date hereof, and except as to the rights set forth under this Third Amendment, the Company and Employee, on behalf of themselves and, as applicable, each of their predecessors, parents, direct and indirect subsidiaries, and affiliates, and each of their respective officers, employees, directors, stockholders, partners, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, and successors and assigns (the "Releasing Parties"), hereby fully and forever release and discharge one another and, as applicable, each of their respective predecessors, parents, direct and indirect subsidiaries, and affiliates, and each of their respective officers, employees, directors, stockholders, partners, agents, attorneys, insurers, accountants, heirs, executors, administrators, conservators, and successors and assigns

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  (collectively, the "Releasees") from any and all claims, demands, liens, actions, suits, causes of action, obligations, controversies, debts, costs, attorneys' fees, expenses, damages, judgments, orders, and liabilities of whatever kind or nature at law, in equity, or otherwise, whether now known or unknown, suspected or unsuspected, liquidated or unliquidated, fixed or contingent and whether or not concealed or hidden, which have existed or may have existed, or which do exist or which hereafter can, shall or may exist, based on any facts, events, or omissions occurring from the beginning of time to the date hereof pertaining to, arising out of, or in connection with, the grant of any equity interest of any nature in AJEE, whether pursuant to the Incentive Agreement, as amended or otherwise.

          (b)    Waiver of Other Claims.    The Releasing Parties hereby acknowledge that there is a possibility that subsequent to the execution of this Third Amendment, they will discover facts or incur or suffer claims which were unknown or unsuspected at the time this Agreement was executed, and which if known by them at that time may have materially affected their decision to execute this Third Amendment. The Releasing Parties acknowledge and agree that by reason of this Third Amendment, and the release contained in the preceding paragraph, they are assuming any risk of such unknown facts and such unknown and unsuspected claims. The Releasing Parties have been advised of the existence of Section 1542 of the California Civil Code, which provides:

    A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

  Notwithstanding such provisions, this release shall constitute a full release in accordance with its terms. The Releasing Parties knowingly and voluntarily WAIVE the provisions of Section 1542, as well as any other statute, law, or rule of similar effect, and acknowledge and agree that this waiver is an essential and material term of this release and the settlement which leads to it, and without such waiver the settlement would not have been accepted. This waiver includes, but is not limited to, a waiver of the right to a claim of fraudulent inducement to enter into this Third Amendment as to such unknown facts and such unknown and unsuspected claims. The Releasing Parties hereby represent that they have been advised by their legal counsel, and that they understand and acknowledge the significance and consequence of this release and of this specific waiver of Section 1542 and other such laws of other jurisdictions.

          4.    No Further Amendments.    Except as expressly amended by this Third Amendment, all other terms of the Incentive Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first written above.

ASK JEEVES, INC., Delaware Corporation
By:	/s/ CHRISTINE M. DAVIS
Name:
Title:
George Lichter, an individual
/s/ GEORGE LICHTER
(signature)

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ATTACHMENT C1
TO
SEPARATION AGREEMENT
BETWEEN
ASK JEEVES, INC. AND GEORGE LICHTER:

ASK JEEVES INTERNATIONAL DEFERRED COMPENSATION AGREEMENT

ASK JEEVES INTERNATIONAL
DEFERRED COMPENSATION AGREEMENT

ARTICLE I
Introduction

        Purpose.    The purpose of this Ask Jeeves International Deferred Compensation Agreement (the "Plan") is to provide an incentive and reward program to key executives of Ask Jeeves, Inc. (the "Employer") who are active in the joint venture business in which the Employer is an indirect shareholder, known as A. J. J. Co., Ltd., a Kabushiki Kaisha organized under the laws of Japan ("AJJ"). The Plan is intended to be the arrangement that is referred to in the AJJ joint venture agreement as the "AJI Employee Stock Fund." The participants acknowledge and agree that this Agreement and the accompanying Trust Agreement represent the entire obligation of the Company to the Participants in regards to any equity compensation due to Participants from AJJ, and supercedes any prior negotiations, discussions or agreements.

        Administration of the Plan.    The Plan shall be administered by the General Counsel of the Employer or such person or committee as shall be delegated such authority by the General Counsel (the "Plan Administrator"). Decisions and determinations by the Plan Administrator shall be final and binding upon all parties, including participants and other employees. Except as otherwise set forth in the Plan, the Plan Administrator shall have the sole authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, to determine matters relating to participation and awards, to determine whether a participant has suffered a total disability, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

ARTICLE II
Participation

        The Plan exists for the benefit of George Lichter and Claudio Pinkus (the "Participants," and each a "Participant"), each of whom is a highly compensated or management employee of the Employer. There will be no other Participants in the Plan.

ARTICLE III
Awards

        Each Participant has been awarded, as part of his compensation for services to the Employer and its subsidiaries, the following benefits, which shall be paid on a deferred basis as set forth below. The benefits to each Participant shall be either (a) cash equal in amount to the value of the assets (including but not limited to cash) that are distributed by AJJ to its shareholders (including payments in the nature of dividends, return of capital and proceeds of liquidation or dissolution), or payments to the AJJ shareholders by a third party in connection with the sale of AJJ to or merger of AJJ with such party, with respect to 8.056 shares of AJJ stock (the "Measuring Stock") or (b) either the Measuring Stock or cash in the equivalent value (based on the offer price in the public offering) in the event AJJ effects a public offering of its stock ("IPO"), whichever occurs first. Such distributions as well as a sale, merger or IPO are referred to as a "Liquidity Event". The date of the distributions, payments to AJJ shareholders or IPO, as the case may be, is referred to as the "Liquidity Date". The 8.056 share number has been established based upon the total number of outstanding shares of AJJ stock being 848 shares. If at any time the number of shares of AJJ stock outstanding is other than 848 shares, except as a result of a transaction in which additional capital is paid in to AJJ on an arm's length basis, then the number of shares constituting the Measuring Stock shall be adjusted on a pro rata basis.

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ARTICLE IV
Benefit Distributions

        Timing of Benefit Payments.    Benefits shall be paid to Participants (i) in the case of an IPO or cash distributions with respect to a Liquidity Event, in cash within 15 days following the Liquidity Date; and (ii) in the case of distributions with respect to a Liquidity Event in the form of assets other than cash, not later than 60 days following the date on which the value of such assets can reasonably be determined, or, if later, 60 days following the Liquidity Date. The value of distributions in the form of assets other than cash shall be as determined by the Participants and Employer collectively within 5 days of the Liquidity Date and, if no determination is reached, then by a mutually agreeable independent valuation agent selected by the Participants and the Employer with 10 days of the Liquidity Event, the cost of which shall be borne 50% by Employer and 50% by the Participants. If the Participants and Employer are unable to agree upon an independent valuation agent within 10 days of the Liquidity Event, either the Participants or the Employer may request that an appraiser be appointed by the American Society of Appraisers and the appraiser so appointed shall promptly value such assets. If any distribution or payments should be made to shareholders of AJJ on a basis that results in cash payments to some of its shareholders and non-cash distributions to other shareholders, the benefits shall be determined on the basis of the type or types of assets that are included in the distribution to the Employer's subsidiary, Ask Jeeves International, Inc. ("AJI"), or any successor owner of the AJI shares, in respect of the AJJ shares owned by it.

        Tax Withholding.    Participants shall be responsible for all income tax due as a result of a benefit distribution to them. Employer shall make payments of benefits net of any required withholding for United States taxes and similar deductions. Participants shall be considered fully paid, and shall have no further right to payment, if the Employer makes payments on this net basis and complies with applicable United States' laws regarding the remittance of withheld taxes.

        Tax Reporting.    It is understood that the benefits, when paid, will be additional compensation to the Participants for their services as employees of the Employer, and will be reported to tax authorities as such. It is also understood that the amount of such benefits, if any, is not established until and unless distributions are actually made by AJJ to its shareholders, or payments to the AJJ shareholders by a third party in connection with the sale of AJJ to or merger of AJJ with such party, or an IPO occurs Accordingly, Participants will not become entitled to the deferred compensation provided as benefits from the Plan until and unless distributions are made by AJJ to its shareholders or payments to the AJJ shareholders by a third party in connection with the sale of AJJ to or merger of AJJ with such party, or an IPO occurs.

ARTICLE V
Death Benefits and Designation of Beneficiary

        The Participant may designate a beneficiary or beneficiaries (the "Beneficiaries," and each a "Beneficiary") to receive the benefits payable under the Plan following the Participant's death, by executing and delivering to the Plan Administrator a written designation in form acceptable to the Plan Administrator. If a Participant should die before all benefits have been paid under the Plan, the remaining benefits shall be paid to the Beneficiary. A Participant shall have the right to change his designated Beneficiaries by written designation filed with the Plan Administrator. If a Participant should die before all benefits have been distributed to him, then each of his Beneficiaries shall have the right to designate a beneficiary or beneficiaries to receive the benefits payable under the Plan following that Beneficiary's death, if any, by executing and delivering to the Plan Administrator a written designation in form acceptable to the Plan Administrator. Whenever provision is made hereunder for the payment of any benefit to the Beneficiary of a Participant, if there shall be no properly designated

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beneficiary surviving him, the benefit shall be paid to the executor or administrator of the estate of the Participant.

ARTICLE VI
Claims Procedure

        A Participant who makes a claim under the Plan, shall file the claim in writing with the Plan Administrator. Written notice of the disposition of the claim shall be furnished to the claimant within 30 days after the application is filed.

        In the event the claim is denied, the reasons for the denial shall be specifically set forth. Any Participant, or beneficiary of a Participant, who has been denied a benefit, or feels aggrieved by any other action of the Employer or the Plan Administrator with respect to this Plan, shall be entitled to request a hearing within 90 days of denial. The Plan Administrator shall schedule an opportunity for a full and fair hearing of the issue within the next 30 days. The decision of the Plan Administrator following such hearing shall be made within 30 days and shall be communicated in writing to the claimant.

ARTICLE VII
Establishment of Trust

        The Employer has established a trust, and has deposited in trust shares of AJJ stock, for the purpose of assisting the Employer to have funds to pay the benefits of the Plan. As provided in the relevant trust instrument, the assets of that trust are held by the trustee thereof for the benefit of the Employer, and are subject to the claims of the Employer's general creditors. The Employer acknowledges that the assets of the trust are not sufficient to provide all of the funding that is expected to be needed to pay the benefits provided by the Plan.

ARTICLE VIII
Miscellaneous

        Amendment of the Plan.    The Employer shall have the right to amend this Plan in writing at any time to any extent that it may deem advisable with the consent of both Participants, not to be unreasonably withheld. All participants shall be bound by amendments adopted in accordance herewith; provided, however, that no action shall adversely affect any right or obligation of the Participants under Article III or with respect to any award that has become vested before the adoption of such amendment.

        Termination of the Plan.    The Employer, in its sole discretion, may terminate this Plan without imposing any obligation or liability whatsoever on part of the Employer or its Board of Directors at such time as (i) the outstanding shares of AJJ stock shall have been repurchased by AJJ, and both Participants shall have been paid the amounts due under the Plan as a result thereof or (ii) AJJ shall have been wound up and dissolved, and both Participants shall have been paid the amounts due under the Plan as a result thereof or (iii) the business of AJJ shall have been permanently discontinued, and both Participants shall have been paid the amounts due under the Plan as a result thereof or (iv) the stock of AJJ shall have been determined to have become worthless by a mutually agreeable independent valuation agent.

        Plan Does Not Alter Employer-Employee Relationship.    The adoption and maintenance of the Plan is not and shall not be deemed to be a contract between the Employer and any employee. Nothing contained herein shall be deemed to give to any employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any employee at any time, nor shall it be deemed to give the Employer the right to require any employee to remain in its employ.

        Governing Law.    The provisions of this Plan shall be construed and enforced according to the laws of the State of California.

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        IN WITNESS WHEREOF, this Plan has been established this 6th day of February, 2002.

ASK JEEVES, INC.
By	/s/ CHRISTINE M. DAVIS

  Acceptance and Agreement:

        The Participants hereby accept and agree to the terms of the Plan. This Acceptance and Agreement may be executed in counterparts by each Participant.

/s/ GEORGE LICHTER George Lichter
Claudio Pinkus

4

ATTACHMENT C2
TO
SEPARATION AGREEMENT
BETWEEN
ASK JEEVES, INC. AND GEORGE LICHTER:

TRUST AGREEMENT UNDER THE
ASK JEEVES INTERNATION DEFERRED COMPENSATION AGREEMENT

TRUST AGREEMENT UNDER THE
ASK JEEVES INTERNATIONAL
DEFERRED COMPENSATION AGREEMENT

        This Trust Agreement under the Ask Jeeves International Deferred Compensation Agreement made this 6th day of February, 2002 by and between Ask Jeeves, Inc. ("Company") and Cynthia Pevehouse ("Trustee"), in consideration of the following facts and circumstances:

        A.    Company has adopted the Ask Jeeves International Deferred Compensation Agreement (the "Plan") to provide contingent deferred compensation to certain highly compensated and management employees.

        B.    Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan ("Participants," and each a "Participant").

        C.    Company wishes to establish a trust (hereinafter called the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Participants and their beneficiaries ("Beneficiaries," and each a "Beneficiary") in such manner and at such times as are specified by the terms of the Plan.

        D.    It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.

        E.    It is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the terms of the Plan. The Trust is not expected, however, to include sufficient assets to meet all of the Company's liabilities under the Plan.

        NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

        Section 1. Establishment of Trust

        (a)  Company has deposited, or caused to be deposited, with Trustee in trust the assets described in Exhibit A, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

        (b)  The Trust hereby established is revocable by Company.

        (c)  The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

        (d)  The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used for the uses and purposes of making payments to Participants, Beneficiaries and general creditors of the Company as herein set forth. Participants and Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants and Beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

        (e)  Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held,

administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Participant or Beneficiary shall have any right to compel such additional deposits.

        Section 2. Payments to Participants and Beneficiaries

        (a)  Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Participant (and his Beneficiaries), pursuant to the Plan that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts, all in accordance with the Plan. Except as otherwise provided herein, Trustee shall make payments to the Participants and Beneficiaries in accordance with the Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay, or cause to be paid, amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

        (b)  The entitlement of a Participant or Beneficiary to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

        (c)  Company may make payment of benefits directly to Participants and Beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or Beneficiaries.

        Section 3. Trustee Responsibility Regarding Payments When Company Is Insolvent.

        (a)  Trustee shall cease payment of benefits to Participants and Beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

        (b)  At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

          1.    The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Participants and Beneficiaries.

          2.    Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

          3.    If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Participants and Beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or Beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

          4.    Trustee shall resume the payment of benefits to Participants and Beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

        (c)  Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants and Beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants and Beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

        Section 4. Accounting by Trustee.

        Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

        Section 5. Responsibility of Trustee.

        (a)  Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

        (b)  If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.

        (c)  Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

        (d)  Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

        (e)  Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

        (f)    Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

        (g)  The Trustee shall act at the direction of the Company and in accordance with the Plan, and shall have no obligation to take any action unless directed to do so by the Company.

        Section 6. Expenses of Trust.

        Company shall pay all administrative and Trustee's fees and expenses. .

        Section 7. Resignation and Removal of Trustee

        (a)  Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice unless Company and Trustee agree otherwise.

        (b)  Trustee may be removed by Company on 30 days notice or upon shorter notice accepted by Trustee.

        (c)  Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

        (d)  If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 8 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be paid by the Company..

        Section 8. Appointment of Successor.

        If Trustee resigns or is removed in accordance with Sections 7(a) and 7(b) hereof, Company may appoint any third party as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

        Section 9. Amendment or Termination

        (a)  This Trust Agreement may be amended by a written instrument executed by Trustee and Company.

        (b)  The Trust shall not terminate until the date on which Participants and Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan, unless sooner revoked in accordance with Section 1(b) hereof. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

        Section 10. Miscellaneous

        (a)  Any provisions of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

        (b)  Benefits payable to Participants and Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

        (c)  This Trust Agreement shall be governed by and construed in accordance with the laws of California.

        Section 11. Effective Date.

        The effective date of this Trust Agreement shall be February 6, 2002.

        IN WITNESS WHEREOF, the Company and Trustee hereby execute this Trust Agreement on the date first above written.

COMPANY:
ASK JEEVES, INC.
By	/s/ CHRISTINE M. DAVIS Vice President and Corporate Controller
Accepted this 6 day of February 2002.
TRUSTEE:
/s/ CYNTHIA PEVEHOUSE Cynthia Pevehouse

EXHIBIT A

Trust Assets

        14 shares of stock of A. J. J. Co., Ltd., a Kabushiki Kaisha established under the laws of Japan

QuickLinks

  Exhibit 10.46.4